AMENDMENT NO. 3 TO MASTER REPURCHASE AGREEMENT

Amendment No. 3, dated as of September 28, 2015 (this “Amendment”), among UBS Real Estates Securities Inc. (the “Buyer”), RAIT CRE Conduit II, LLC (the “Seller”) and RAIT Financial Trust (“Guarantor”).

RECITALS

The Buyer, Seller and Guarantor are parties to (a) that certain Master Repurchase Agreement, dated as of January 24, 2014 (as amended by Amendment No. 1, dated as of March 17, 2014 and Amendment No. 2, dated as of March 27, 2014, the “Existing Repurchase Agreement”; as further amended by this Amendment, the “Repurchase Agreement”) and (b) that certain Pricing Letter, dated as of January 24, 2014 (as amended from time to time, the “Pricing Letter”). The Guarantor is a party to that certain Guaranty (as amended from time to time, the “Program Guaranty”), dated as of January 24, 2014, made by Guarantor in favor of the Buyer. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and the Program Guaranty, as applicable.

The Buyer, Seller and Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement. As a condition precedent to amending the Existing Repurchase Agreement, Buyer has required Guarantor to ratify and affirm the Program Guaranty on the date hereof.

Accordingly, the Buyer, Seller and Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Applicability. Section 1 of the Existing Repurchase Agreement is hereby amended by deleting the first paragraph of such section in its entirety and replacing it with the following:

From time to time the parties hereto may enter into transactions in which (a) Seller agrees to transfer to Buyer Purchased Assets against the transfer of funds by Buyer, and (b) Buyer simultaneously agrees to transfer to Seller each of such Purchased Assets on the applicable Repurchase Date, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and shall be governed by this Agreement (including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder), unless otherwise agreed in writing. This Agreement is not a commitment by Buyer to enter into Transactions with Seller but rather sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with Seller. Seller hereby acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement. Any commitment to enter into Transactions shall be set forth in the Pricing Letter, and shall be subject to satisfaction of all terms and conditions of this Agreement.

SECTION 2. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:

2.1 deleting the definitions of “Maximum Aggregate Purchase Price” and “Price Differential Shortfall” in their entirety and replacing them with the following:

“Maximum Aggregate Purchase Price” shall mean $75,000,000, which amount may be increased as mutually agreed by Buyer and Seller prior to the Termination Date.

“Price Differential Shortfall” shall mean the amount, if any, by which the sum of (x) the actual aggregate Price Differential paid to Buyer up to the Termination Date plus (y) Securitization Fees is less than the Minimum Price Differential.

2.2 adding the following definition in its proper alphabetical order:

“Up-Front Fee” shall have the meaning set forth in the Pricing Letter.

2.3 deleting the definitions of “Commitment Fee” and “Maximum Committed Purchase Price” in their entirety and all references thereto.

SECTION 3. Initiation; Termination. Section 3 of the Existing Repurchase Agreement is hereby amended by:

3.1 deleting the first paragraph of clause (b) in its entirety and replacing it with the following:

Upon satisfaction of the conditions set forth in this Section 3(b), Buyer may enter into a Transaction with Seller up to the Maximum Aggregate Purchase Price. Buyer may enter into a Transaction in Buyer’s sole discretion. Buyer’s entering into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto to the intended use thereof:

3.2 deleting clause (b)(iv) in its entirety and replacing it with the following:

(iv) After giving effect to the requested Transaction, the aggregate outstanding Purchase Price attributable to all Purchased Assets subject to then outstanding Transactions under this Agreement shall not exceed the Maximum Aggregate Purchase Price.

3.3 deleting clause (c)(iii) in its entirety and replacing it with the following:

(iii) Upon satisfaction of the applicable conditions precedent set forth in Sections 3(a) and 3(b) hereof, and subject to due diligence review and approval of the proposed Purchased Assets in accordance with Section 17, Buyer may agree to enter into such requested Transaction so long as the conditions set forth herein are satisfied and after giving effect to the requested Transaction the aggregate outstanding Purchase Price does not exceed the Maximum Aggregate Purchase Price, in which case Buyer shall fund the Purchase Price in accordance with this Agreement. Buyer’s funding the Purchase Price of the Transaction and Seller’s acceptance thereof, will constitute the parties agreement to enter into such Transaction. Upon remittance of the Purchase Price to Seller, Seller hereby grants, assigns, conveys and transfers all rights, and a first priority security interest in and to the Purchased Assets evidenced on the related Asset Schedule.

SECTION 4. Collections; Income Payments. Section 5 of the Existing Repurchase Agreement is hereby amended by deleting clause (b)(i) in its entirety and replacing it with the following:

(i) first, to the extent not paid by Seller, to the Custodian in payment of the Custodial Fee and any accrued and unpaid fees (including, without limitation, any Up-Front Fee) and expenses;

SECTION 5. Requirement of Law. Section 6 of the Existing Repurchase Agreement is hereby amended by deleting clause (d) in its entirety and replacing it with the following:

(d) After payment of any Requirement of Law Premium, Seller will be entitled to notify Buyer of its intention to repay all Obligations hereunder and terminate this Agreement, and (i) Buyer will rebate to Seller the most recently paid installment of the Up-Front Fee, pro-rated for the portion of such three month period from the date Seller terminated the Agreement, and no further installments of the Up-Front Fee, if any, shall be due or payable (notwithstanding anything set forth in the Program Documents), (ii) Seller shall pay the Exit Fee, pro-rated based on the period the Agreement was in effect, and (iii) Seller shall pay the Price Differential Shortfall, if any, pro-rated based on the period the Agreement was in effect.

SECTION 6. Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

6.1 Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by duly authorized officers of the Buyer, Seller and Guarantor;

(b) Amendment No. 3 to Pricing Letter, dated as of the date hereof, executed and delivered by duly authorized officers of the Buyer, Seller and Guarantor;

(c) Amendment No. 3 to Custodial Agreement, dated as of the date hereof, executed and delivered by duly authorized officers of the Buyer, Seller and Custodian; and

(d) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 7. Ratification of Agreement. As amended by this Amendment, the Existing Repurchase Agreement is in all respects ratified and confirmed and the Existing Repurchase Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.

SECTION 8. Representations and Warranties.   Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Repurchase Agreement.

SECTION 9. Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 10. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 11. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. The parties agree that this Amendment, any documents to be delivered pursuant to this Amendment and any notices hereunder may be transmitted between them by email and/or by facsimile. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment. The original documents shall be promptly delivered, if requested.

SECTION 12. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND SELLER PARTY SHALL BE GOVERNED BY E-SIGN.

SECTION 13. Reaffirmation of Program Guaranty. The Guarantor hereby (i) agrees that the liability of Guarantor or rights of Buyer under the Program Guaranty shall not be affected as a result of this Amendment, (ii) ratifies and affirms all of the terms, covenants, conditions and obligations of the Program Guaranty and (iii) acknowledges and agrees that such Program Guaranty is and shall continue to be in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

UBS REAL ESTATE SECURITIES INC., as Buyer

By: /s/ David Schell

Name: David Schell Title: Executive Director

By: /s/ Nicholas Galeone

Name: Nicholas Galeone Title: Executive Director

RAIT CRE CONDUIT II, LLC, as Seller

By: RAIT Partnership, L.P., its sole member and manager

By: RAIT General, Inc., its sole general partner

By: /s/ James Sebra

Name: James Sebra Title: Chief Financial Officer

RAIT FINANCIAL TRUST, as Guarantor

By: /s/ James Sebra

Name: James Sebra Title: Chief Financial Officer